Exhibit 99.2

April 21, 2015

Dr. Henry A, McKinnell, Jr

Chairman

Emmaus Life Sciences, Inc.

21250 Hawhrone Boulevard

Torrance, CA 90503

Dear Dr. McKinnell,

It is with regret that I hereby submit my resignation from the Board of Directors of Emmaus Life Sciences, Inc.

I’ve been on the Board for nearly one year, and have tried my best to provide strategic business guidance as requested when invited to join as a Director.  Unfortunately, I have not been able to have the proper impact with senior management for the business matters concerning Emmaus.  Given my experience over the past year, I don’t believe I can have a meaningful contribution to the organization and the stakeholders going forward for which the Board represents.  I believe the remaining Board members are experienced, smart and can represent the interests of the stakeholders without my participation, and therefore Emmaus is in good hands.

I’m confident that Emmaus will persevere in their vision and quest to develop and commercialize treatments for sickle cell disease and other orphan diseases.

It was a privilege to serve such a noble endeavor under your leadership and with experienced Directors. I wish you, the Board and Emmaus all the best.

Sincerely,

/s/ Moni Miyashita
Moni Miyashita